EXHIBIT 2.1


                         ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 8th day of February, 1996, by and among OCEAN BIO-CHEM, INC., a Florida corporation (the "Parent"), KINBRIGHT, INC., an Alabama corporation wholly-owned by the Parent (the "Buyer"), KINPAK, INC., a Georgia corporation (the "Seller"), and KINARK CORPORATION, a Delaware corporation (the "Shareholder"), the sole shareholder of the Seller.


                            W I T N E S E T H:

     WHEREAS, the Seller is engaged in the business of blending, packaging and distributing of antifreeze, including (i) blending,
(ii) blow-molding plastic containers, (iii) packaging, and (iv) distribution (the Seller's activities in pursuing such businesses are herein referred to collectively as the "Business"); and

     WHEREAS, the Shareholder is the record and beneficial holder of 100% of the issued and outstanding capital stock of the Seller, and the Shareholder is the lessee under that certain Lease Agreement with the Industrial Development Board of the City of Montgomery dated as of September 1, 1979 relating to that certain chemical packaging plan located in Montgomery, Alabama (the "Packaging Facility Lease") and that certain Lease Agreement with the Alabama State Docks Department dated as of October 1, 1979 (the "Dock Facility Lease"); and

     WHEREAS, Seller and Shareholder desire to sell, convey, transfer, assign and deliver to Buyer, the Business and certain of the assets, properties and operations of the Seller used in the Business, and Buyer desires to purchase the Business and such assets, properties and operations, on the terms and conditions contained in this Agreement; and

     WHEREAS, the Parent is the record and beneficial holder of all the outstanding capital stock of the Buyer and desires that the Buyer purchase from the Seller the Business and the assets, properties and operations of the Seller used in the Business.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the parties hereto hereby agree as follows:


     1.   SALE AND PURCHASE OF ASSETS.

          1.1 Sale of Assets to Buyer. Upon the terms and subject to the conditions herein set forth, at the Closing referred to in Section 3, Seller and Shareholder shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller and Shareholder all of the right, title and interest that the Seller and Shareholder possess and have the right to transfer in and to (a) the Packaging Facility Lease and the Dock Facility Lease, together with all improvements, fixtures and fittings on the real property subject to such leases, and all easements, rights of way, and other appurtenances thereto, (b) tangible personal property of Seller (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods and processed and finished goods, furniture, automobiles, trucks, tractors, trailers and tools), including, but not limited to, all of the personal property assets of the Seller set forth on Schedule 1.1,
(c) intellectual property of the Seller, including trademarks, trade names and patents, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases and subleases of the Seller, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, security interests, guarantees, or other similar arrangements of Seller, and rights thereunder, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff, and rights of recoupment of the Seller (excluding any such item relating to the payment of taxes), (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances of Seller, and similar rights obtained from governments and governmental agencies by Seller, (h) books, records, ledgers, files, documents, correspondence, lists, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials of Seller (collectively, the "Assets"). The Assets shall not include, (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, or other documents relating to the organization, maintenance, and existence of the Seller and Shareholder as corporations, (ii) any cash belonging to the Seller or the Shareholder as of the Closing Date (as hereinafter defined), (iii) any accounts, notes or other receivables belonging to the Seller or Shareholder as of the Closing Date, or
(iv) any of the rights of the Seller or Shareholder under this Agreement (or any side arrangement between the Seller and Shareholder on the one hand and the Buyer and Parent on the other hand entered into on or after the date of this Agreement).
Seller and Shareholder shall have the right to repair or replace, in the ordinary course of business prior to the Closing Date, any of the personal property Assets listed on Schedule 1.1 attached hereto.

          1.2 Method of Conveyance. The sale, transfer, conveyance and assignment by the Seller and Shareholder of the Assets to the Buyer and Parent in accordance with Section 1.1 hereof shall be effected on the Closing Date by (a) the Seller's execution and delivery to the Buyer of a bill of sale in the form attached hereto as Exhibit A (the "Bill of Sale") and (b) the Shareholder's execution and delivery to the Buyer of assignment and assumption agreements relating to the Packaging Facility Lease and the Dock Facility Lease (as more fully described in Section 2.4), and (c) the assignment, as necessary, of the Scheduled Contracts listed on Schedule 4.7(a). At the Closing, all of the Assets shall be transferred by the Seller to the Buyer free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever (collectively, "Liens"), except Permitted Liens (as hereinafter defined).


     2.   PURCHASE PRICE.

          2.1 Amount and Payment of Consideration. The purchase price of the Assets shall be One Million Eight Hundred Ninety
Thousand and No/100 Dollars ($1,890,000.00) (the "Purchase
Price").  The Purchase Price shall be paid as follows:

               (a) An earnest money deposit of Twenty Thousand and No/100 Dollars ($20,000.00) (the "Earnest Money Deposit") to be deposited with an escrow agent acceptable to the parties hereto upon the execution of this Agreement, which Earnest Money Deposit shall be paid to Seller and Shareholder at Closing (as hereinafter defined) as a credit against the Purchase Price, or returned to the Buyer or paid to the Seller upon termination of this Agreement pursuant to the terms hereof; and

               (b)  Eight Hundred Eighty Thousand and No/100
Dollars ($880,000.00) in cash or immediately available funds at Closing; and

               (c) The assumption of the Packaging Facility Lease, including assumption of the Shareholder's obligation to satisfy the indebtedness under the First Mortgage Industrial Revenue Bonds ("IRB") associated with such lease and the option to purchase the real property subject to such lease; provided, however, that the principal balance of the obligations under the IRB's shall not exceed Nine Hundred Ninety Thousand and No/100 Dollars ($990,000.00), nor shall the purchase option under the Packaging Facility Lease exceed One Thousand and No/100 Dollars ($1,000.00).

          2.2 Prorations. The following items shall be adjusted on a pro rata basis between Seller and Buyer as of the Closing
Date: (a) 1996 real estate and personal property ad valorem taxes; (b) charges for electricity, gas, water and sewer and other utilities to be based on projections from most recent invoices or on recent meter readings; (c) employee payroll through the Closing Date; and (d) lease payments (including principal and interest) through the Closing Date.

          2.3 Assumed Liabilities. At the Closing, Buyer or Parent shall assume and agree to satisfy and discharge as the same shall become due only those liabilities and obligations of the Seller and Shareholder set forth on Schedule 2.3 hereto (the "Assumed Liabilities"). The obligations of Seller and Shareholder under the Assumed Liabilities assumed hereunder and under the Assignment and Assumption Agreements (as defined in Section 2.4) are hereby independently assumed by Buyer and Parent, subject to the representations, warranties, covenants and conditions made herein as to that obligation. Except as expressly set forth in the first sentence of this Section 2.3 and except for Scheduled Contracts assigned to Buyer in accordance with Section 4.7 of this Agreement, the Buyer and Parent shall not assume or otherwise be responsible at any time for any liability, obligation, debt or commitment of the Seller and Shareholder, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise. The Seller acknowledges and agrees that the Buyer has no obligation to employ any current or former employees of the Seller following the Closing and is not assuming any liability, cost or expense with respect thereto. In furtherance and not in limitation of the foregoing the Seller understands and agrees that the Buyer may decide in its sole and absolute discretion to employ certain employees of the Seller following the Closing with such benefits (including vacation, pension, insurance and severance benefits) as the Buyer may adopt from time to time in its sole and absolute discretion and no such act of the Buyer shall be construed as an assumption by the Buyer of any of such obligations of the Seller. The Seller shall pay, satisfy and discharge (or make adequate provision therefor to Buyer's satisfaction) as the same shall become due all the liabilities, obligations, debts and commitments of the Seller not specifically assumed by the Buyer hereunder. The Buyer, Shareholder, Seller and Parent intend that the assumption of the Assumed Liabilities by Buyer and Parent shall not expand the rights or remedies of third parties against the Buyer or Parent as compared to the rights and remedies which such parties would have had against the Seller had this Agreement not been consummated.

          2.4  Method of Buyer's Assumption of Assumed
Liabilities. At the Closing, the Buyer shall assume, and shall agree to satisfy and discharge as the same shall become due, (i) the IRB's, (ii) all of Shareholder's liabilities and obligations under the Packaging Facility Lease and the Dock Facility Lease, and (iii) any other Assumed Liabilities, and in connection therewith the Shareholder and the Buyer shall execute and deliver an assignment and assumption agreement, substantially in the forms attached hereto as Exhibit B and Exhibit C (the "Assignment and Assumption Agreements"). Each assignment and assumption shall have been approved in writing by the Industrial Development Board of the City of Montgomery and the Alabama State Docks Department, as appropriate, prior to the Closing. The assumption shall be approved without modification of the Assumed Liabilities and the principal balance of the IRB's shall not exceed Nine Hundred Ninety Thousand and No/100 Dollars ($990,000.00) nor shall the purchase option under the Packaging Facility Lease exceed One Thousand and No/100 Dollars ($1,000.00).

          2.5 Purchase Price Allocations. Each of the parties hereto agrees that the Purchase Price shall be allocated among the Assets purchased pursuant to this Agreement, as determined by Buyer and agreed to by Seller. Such allocation shall be set forth on Schedule 2.5 and attached hereto at Closing. Each of the parties agrees (a) to utilize the foregoing allocations for tax purposes, including in all filings with the Internal Revenue Service, and (b) not to take any action inconsistent with such allocation.


     3.   CLOSING.

          3.1 Date of Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m. at the offices of Berger & Davis, P.A., located at 100 N.E. Third Avenue, Suite 400, Ft. Lauderdale, Florida 33301, on or before Thursday, February 15, 1996, or within fourteen (14) days thereafter if all information and consents are not available prior thereto, provided that all conditions to the Closing have been satisfied, or at such other time, date and place as agreed among the parties hereto. The date on which the Closing shall occur is referred to herein as the "Closing Date".


     4.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
SHAREHOLDER.

          In order to induce the Parent and the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and the Shareholder, jointly and severally, hereby represent and warrant to the Parent and the Buyer, as of the date hereof and as of the Closing Date, as follows:

          4.1 Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller has the full power and authority to own, operate and lease its properties and assets, to carry on its business as it is now being conducted, and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Seller has delivered to the Buyer complete and correct copies of its Articles of Incorporation and By-laws, each as amended to date. Seller is duly qualified to do business as a foreign corporation and in good standing in the State of Alabama.

          4.2 Authorization of Agreement. The execution, delivery and performance by the Seller and Shareholder of this Agreement and of each and every document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of the Seller and Shareholder. This Agreement has been duly executed and delivered by the Seller and Shareholder and constitutes (and, when executed and delivered, each such other document and instrument to which Seller and/or Shareholder is a party will constitute) a valid and binding obligation of the Seller and/or Shareholder, as the case may be, enforceable against the Seller and/or Shareholder in accordance with its terms.

          4.3 Non-Contravention; Consents. The execution and delivery by the Seller and Shareholder of this Agreement and the consummation by the Seller and Shareholder of the transactions contemplated hereby, and compliance by the Seller and Shareholder with any of the provisions hereof, will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of the Seller and Shareholder, (ii) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the lapse of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under any contract, agreement, lease, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Assets may be bound or affected, (iii) result in the creation of any Lien upon any of the Assets, or (iv) to Seller's and Shareholder's knowledge, violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which the Seller or any of the Assets may be subject, the violation of which would have a material adverse effect on the consummation of the transactions contemplated hereby or the Buyer's operation of the Business or use of the Assets subsequent to the Closing. Except as set forth in Schedule 4.3 hereto, to Seller's and Shareholder's knowledge, no approval, authorization, consent or other order or action of, or filing with or notice to any court, administrative agency or other governmental authority or any other person is required for the execution and delivery by the Seller of this Agreement or the consummation by it of the transactions contemplated hereby.

          4.4  Ownership of Assets.

               (a) The Seller has good, valid and marketable title to each and every tangible and intangible personal property and assets which are included in the Assets, and valid leasehold interests in all leases of real property and leases of tangible personal property included in the Assets, free and clear of any liens, other than Permitted Liens (as defined below). At the Closing, the Seller will transfer to Buyer good, valid and marketable title to the Assets, free and clear of any and all Liens, other than Permitted Liens. For purposes hereof, the term "Permitted Liens" shall mean only those liens set forth on
Schedule 4.4(a).

               (b)  The Seller has not sold, transferred,
assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Assets or the Business. No third party has any option or right to acquire the Business or any of the Assets.

               (c) Seller shall provide Buyer with a copy of the survey of each parcel of real property leased by Seller which is currently in its possession.

          4.5 Existing Condition. The Seller has delivered to the Buyer true and complete copies of the Seller's balance sheet as of December 31, 1994 and December 31, 1995, together with the related statements of income and cash flows for the years ended December 31, 1994 and 1995. Since December 31, 1995, except as otherwise disclosed to Buyer in writing, there has not been with respect to the Seller:

               (a) any material adverse change in the Assets, Assumed Liabilities or the Business of the Seller; or

               (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Business or Assets of the Seller or any sale, transfer or other disposition of the Assets other than in the ordinary course of business.

          4.6 Litigation. There is no litigation, suit, proceeding, action, at law or in equity, or to Seller's and Shareholder's knowledge, any claim or investigation, pending, or to Seller's and Shareholder's knowledge, threatened, against, or affecting in any way the Assets, the Seller or the Seller's ability to own or operate the Business, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Assets after the Closing Date by the Buyer, and (b) neither the Seller nor the Shareholder nor any of the Assets is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority, department, commission, board, bureau, agency or other instrumentality.

          4.7  Contracts.

               (a) Schedule 4.7(a) contains a true and complete list of all material contracts and agreements related to or involving the Business, the Assets or the Assumed Liabilities or by which any of the Assets is subject or bound in any respect, including, without limiting the generality of the foregoing, any and all: contracts and agreements for the purchase, sale or lease of inventory, goods, materials, equipment, hardware, supplies or other personal property; contracts for the purchase, sale or lease of real property; contracts and agreements for the performance or furnishing of services; joint venture, partnership or other contracts, agreements or arrangements involving the sharing of profits; employment agreements; and agreements containing any covenant or covenants which purport to limit the ability or right of the Seller or any other person or entity to engage in any aspects of the business related to the Assets or compete in any aspect of such business with any person or entity (collectively, the "Scheduled Contracts"). As used herein, the terms "contract" and "agreement" mean any contract, agreement, commitment, arrangement, understanding and promise whether written or oral. A complete and accurate copy of each written Scheduled Contract has been delivered or made available to the Buyer or, if oral, a complete and accurate summary thereof has been delivered to the Buyer. Except as set forth on Schedule 4.7(a), (a) the Scheduled Contracts are valid, binding and enforceable in accordance with their respective terms, are in full force and effect and were entered into in the ordinary course of business on an "arms-length" basis and consistent with past practices (b) the Seller is not in breach or default of any of the Scheduled Contracts and no occurrence or circumstance exists which constitutes (with or without the giving of notice or the lapse of time or both) a breach or default by the other party thereto and (c) the Seller has not been notified or advised by any party to a Scheduled Contract of such party's intention or desire to terminate or modify any such contract or agreement.
The Seller has not granted any Lien on any Scheduled Contract included in the Assets.

               (b)  All Scheduled Contracts included in the
Assets will be fully and validly assigned to the Buyer as of the Closing.

          4.8 Condition of Purchased Assets. Each of the Assets to be purchased by Buyer pursuant to this Agreement is in good operating condition, ordinary wear and tear accepted.

          4.9  Employee Benefit Plans.

               (a) The Seller does not maintain or contribute to, and is not a party to, any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation, other than workers' compensation, unemployment compensation and other government programs, under which the Seller has any present or further obligation or liability with respect to employees of the Seller (collectively, the "Employee Plans").

               (b) For each employee of the Seller, the Seller or Shareholder has either paid or adequately provided for the payment of all accrued benefits such employees are entitled to receive as of the Closing Date, including, without limitation, all accrued vacation, sick or personal time and benefits due under any Employee Plans. All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Employee Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

          4.10 Warranties. Schedule 4.10 sets forth a complete and correct copy of all of the Seller's standard warranties (collectively, the "Warranties" or individually a "Warranty") extended by the Seller to the customers of the Seller. Seller has received no notice of any Warranty claims outstanding against the Seller which will or might result in any Lien on the Assets.

          4.11 Trademarks, Patents, Etc.  Set forth in Schedule
4.11 is a true and complete list and brief description of all of Seller's rights to any patents, trademarks, trade names, brand names, service marks, service names, copyrights, inventions or licenses and rights and applications with respect to the foregoing included in the Assets (collectively, the "Marks and Patents"). All the Marks and Patents are subsisting and have not been abandoned, and there are no prior claims (of which Sellers have notice), controversies, lawsuits or judgments which affect the validity of the Seller's rights to the Marks and Patents nor are there any legal proceedings, claims or controversies instituted, pending or, to the best knowledge of the Seller and the Shareholders, threatened with respect to any of the Marks and Patents, or which challenge the Seller's rights, title or interest in respect thereto. Except as set forth on Schedule 4.11, (a) none of the Marks and Patents are the subject of any outstanding assignments, grants, licenses, liens, obligations or agreements, whether written, oral or implied, (b) all required renewal fees, maintenance fees, amendments and/or other filings or payments which are necessary to preserve and maintain the registered Marks and Patents have been filed and/or made, and (c) the Seller owns or has the right to use all Marks and Patents and the like necessary to conduct its Business as presently conducted and without conflict with any patent, trade name, trademark or the like of any other person or entity.

          4.12 Taxes. Seller has duly filed all federal, state and local tax returns and reports required by applicable law to be filed by it and has paid, or made provision for payment thereof, all such taxes and other governmental charges upon its Assets, properties, sales, income, franchises and licenses, such returns are accurate and complete, all monies required to be withheld by the Seller from its employees for income taxes, social security taxes and unemployment insurance taxes have been collected or withheld and either paid to the appropriate governmental agency or set aside in one or more accounts, or adequately accrued, reserved and entered upon the books of the Seller and no tax lien will attach to any of the Assets and there are no tax liens upon the Assets or disputes or claims asserted for taxes upon the Seller.

          4.13 Labor Matters. Schedule 4.13 sets forth a true and complete list of all key employees of Seller, together with a brief summary of their titles, duties, terms of employment and compensation arrangements. Seller is not a party to any collective bargaining or similar labor agreements, no such agreement determines the terms and conditions of employment of any employee of Seller, no collective bargaining or other labor agent has been certified as a representative of any of the employees of the Seller, and no representation campaign or election is now in progress with respect to any of the employees of the Seller. To Seller's and Shareholder's knowledge, no employee has indicated that such employee does not intend to accept employment by Buyer if offered.

          4.14 Accounts Payable. At Closing, Seller shall deliver to Buyer a complete list of Seller's accounts payable as existing on the Closing Date, which shall be attached hereto as
Schedule 4.14. All of Seller's accounts payable are properly reflected on the books and records of the Seller and were incurred by Seller in the ordinary course of the Business. Seller and Shareholder shall be solely responsible for paying all accounts payable incurred prior to the Closing Date.

          4.15 Accuracy of Documents and Information. The information provided to the Buyer by the Seller and Shareholder with respect to the Seller, the Assets and the Business, including the representations and warranties made in this Agreement and in the Schedules attached hereto, and all other information provided to the Buyer in connection with its investigation of the Seller, does not (and will not at the Closing Date) contain any untrue statement of a material fact and does not omit (and will not omit at the Closing Date) to state any material fact necessary to make the statements or facts contained herein or therein not misleading.

          4.16 Environmental Matters. The Seller has complied and is in compliance with all federal, state and local environmental, safety, health and sanitation laws, rules, regulations and ordinances. The Seller has stored, handled, used, emitted, released, discharged and disposed of all substances (including petroleum products) used in its operations and wastes or by-products from its operations, whether hazardous or not, in a manner which complies with all environmental, safety, health and sanitation laws, rules, regulations, and ordinances. No such substances, products or wastes have been spilled, released, discharged or disposed of on or under any property owned or leased by the Seller in any material quantity that could give rise to any liability of Buyer, Seller or Shareholder. The Seller has obtained and has complied with all permits, registrations and other governmental consents necessary for the use, storage, treatment, transportation, release, emission and disposal of all raw materials, by-products, wastes, or other substances used, produced or otherwise relating to its operations. The Seller has no liability with respect to the clean up of any treatment, storage or disposal site or facility to which it has disposed of any waste or any other substance. The Seller has no information to the effect that any site at which it has disposed any wastes or other substances has been or is under investigation by any local, state or federal governmental body, authority or agency. All materials leaving the Seller's facilities are as clean of waste and hazardous materials as required by law and are disposed of as required by law.


     5.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

          In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder hereby represents and warrants to the Buyer as follows:

          5.1 Authority. Shareholder has the full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

          5.2 Non-Contravention. Neither the execution and delivery of this Agreement by Shareholder nor the consummation of the transactions contemplated hereby will violate, result in a default under, or require the consent or approval of any party to, any contract or agreement to which Shareholder is a party or otherwise bound or affected, except for the consents set forth in
Schedule 4.3.


     6.   REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.

          In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer and the Parent, jointly and severally, hereby represent and warrant to the Seller, as of the date hereof and as of the Closing Date, as follows:

          6.1 Buyer's and Parent's Organization. Each of the Buyer and the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Buyer and the Parent has all requisite power and authority to own and operate and lease its properties and assets, to carry on its business as it has been and is now being conducted and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. Buyer has delivered to Seller complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date.

          6.2 Authorization of Agreement. The execution, delivery and performance by each of the Buyer and the Parent of this Agreement and of each and every agreement and document contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Buyer and the Parent. This Agreement has been duly and validly executed and delivered by the Buyer and the Parent and constitutes (and, when executed and delivered, each such other agreement and document will constitute) a valid and binding obligation of the Buyer and the Parent, as the case may be, enforceable against the Buyer and the Parent, as the case may be, in accordance with its terms.

          6.3 Non-Contravention; Consents. Neither the execution and delivery by the Buyer or the Parent of this Agreement nor the consummation by the Buyer or the Parent of the transactions contemplated hereby, nor compliance by the Buyer or the Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles or Certificate, as the case may be, of Incorporation or by-laws of the Buyer or the Parent, (ii) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the lapse of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which the Buyer or the Parent is now a party or by which the Buyer or the Parent or their respective properties or assets may be bound or affected (other than such breaches, conflicts and defaults as shall have been waived at or prior to the Closing or which would not individually or in the aggregate have a material adverse effect on the consummation of the transactions contemplated hereby), (iii) result in the creation of any Lien upon any or all of the properties, assets or business of the Buyer or the Parent, or (iv) violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which the Buyer or the Parent may be subject, the violation of which would have a material adverse effect on the consummation of the transactions contemplated hereby. No approval, authorization, consent or other order or action of, or filing with or notice to any court, administrative agency or other governmental authority or any other person is required for the execution and delivery by the Buyer or the Parent of this Agreement or consummation by the Buyer of the transactions contemplated hereby (other than such consents as shall have obtained at or prior to the Closing).

          6.4 Litigation. There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the Buyer's or the Parent's knowledge, threatened, against or affecting in any way, the Buyer's or the Parent's ability to perform its obligations as contemplated by this Agreement.


     7.   FURTHER AGREEMENTS OF THE PARTIES.

          7.1 Operation of the Business. From and after the date of this Agreement until the Closing Date, except otherwise consented to in writing by the Buyer, the Seller shall operate its Business in the same manner as presently conducted and only in the ordinary and usual course and consistent with past practice and in compliance with (i) all laws known to Seller and
(ii) all material leases, contracts, commitments and other agreements, and all licenses, permits, and other instruments, relating to the operation of the Business, and will use all commercially reasonable efforts to preserve intact its present business organization and to keep available the services of all employees, representatives and agents. The Seller shall use commercially reasonable efforts, consistent with past practices, to promote the Business and to maintain the goodwill and reputation associated with the Business, and shall not take or omit to take any action which causes, or which is likely to cause, any material deterioration of the Business or the Seller's relationships with suppliers or customers. Without limiting the generality of the foregoing, (a) the Seller will maintain all of the Assets, tangible or intangible, in substantially the same condition and repair as such Assets are maintained as of the date hereof, ordinary wear and tear excepted; (b) the Seller shall not sell, transfer, pledge, lease or otherwise dispose of any of the Assets, other than in the ordinary course of business; (c) the Seller shall not amend, terminate or waive any material right in respect of the Assets or the Business (including, without limitation, any Assumed Liabilities), or do any act, or omit to do any act, which will cause a material breach of any contract, agreement, commitment or obligation by it (including, without limitation, any Assumed Liabilities); (d) the Seller shall maintain its books, accounts and records in accordance with good business practice and generally accepted accounting principles consistently applied; (e) the Seller shall not engage in any activities or transactions outside the ordinary course of business; and (f) the Seller shall not increase any existing employee benefits, establish any new employee plan or amend or modify any existing Employee Plans, or otherwise incur any obligation or liability under any employee plan materially different in nature or amount from obligations or liabilities incurred in connection with the Employee Plans.

          7.2 Consents; Assignment of Agreements. Seller shall use commercially reasonable efforts to obtain at the earliest practicable date, by instruments in form and substance reasonably satisfactory to Buyer, all consents and approvals of third parties (whether or not listed on Schedule 4.3) required for the consummation by the Seller of the transactions contemplated hereby, including, without limitation, for the transfer to Buyer of the Assets, without any material conditions adverse to Buyer (unless consented to by Buyer).

          7.3  No Discussions.  Neither the Seller nor the
Shareholder shall enter into any negotiations or discussions with any third party with respect to the sale or lease of the Assets or the Business, or the sale of any capital stock of the Seller, until the earlier to occur of the (a) Closing Date or (b) termination of this Agreement.

          7.4 Employee Matters. No later than five (5) days prior to the Closing Date, the Seller will furnish to the Buyer a list of those employees of the Seller who, to Seller's knowledge, will not be available for employment by the Buyer after the Closing. Commencing five (5) days prior to the Closing Date, the Seller shall permit the Buyer to contact and make arrangements with the Seller's other employees for the purpose of assuring their employment by the Buyer after the Closing and for the purpose of ensuring the continuity of the Business, and the Seller agrees not to discourage any such employees from being employed by or consulting with the Buyer. Nothing herein shall obligate the Buyer to employ or otherwise be responsible for any of the Seller's employees.

          7.5 Notice Regarding Changes. The Seller shall promptly notify the Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Seller inaccurate or misleading upon the occurrence of the fact or circumstance in question.

          7.6 Notification to Customers. At the Buyer's request and in a form approved by the Buyer, the Seller agrees to notify all of its prior and present customers of the Business, either separately or jointly with the Buyer, of the Buyer's purchase of the Assets hereunder and that all further communications or requests by such customers with respect to the Business and Assets shall be directed to the Buyer.

          7.7  Brokers and Agents.  The Seller and the
Shareholder agree that the Buyer shall not be responsible for any fees, expenses, commissions or costs of any business broker, agent or finder utilized by the Seller or the Shareholder in respect of the transactions contemplated hereby. The Buyer represents that it has not used any business broker, agent or finder in respect of the transactions contemplated hereby other than Seller's.

          7.8 Change in Name. At or immediately subsequent to the Closing, Seller shall change its name to a name that does not include the words "Kinpak".


     8.   CONDITIONS PRECEDENT TO CLOSING.

          8.1 Conditions Precedent to the Obligations of Seller. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions (any or all of which may be waived in writing, in whole or in part, by the Seller; it being understood and agreed that the waiver by the Seller of any such conditions shall not affect the obligations of the Buyer under Section 10.2 hereof):

               (a)  Buyer shall have delivered the Purchase
Price.

               (b) Buyer shall have performed and complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               (c) The representations and warranties of the Buyer and the Parent contained herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time.

               (d) The Buyer shall have delivered to the Seller an Assignment and Assumption Agreement for each of the Packaging
Facility Lease and the Dock Facility Lease executed by the Parent.

               (e) No action, suit or proceeding by any person shall have been commenced and still be pending, no investigations by any governmental or regulatory authority shall have been commenced and still be pending, and no action, suit or proceeding by any person shall have been threatened against Buyer or Parent, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions.

               (f) The Buyer and the Parent shall have delivered to the Seller a certificate dated the Closing Date signed by the President of the Buyer and the Parent as to the satisfaction of the conditions contained in Sections 8.1(b) and 8.1(c) hereof, and all such other certificates and documents as the Seller and its counsel shall have reasonably requested.

               (g)  Seller shall have been provided with
certified copies of resolutions of the Boards of Directors of Buyer and Parent and of the shareholders of Buyer (if necessary), authorizing this Agreement and the consummation of the transactions contemplated hereunder.

               (h) Seller shall have received an opinion from counsel to Buyer as to certain corporate matters in form and substance satisfactory to Seller's counsel.

          8.2 Conditions Precedent to the Obligations of Buyer. The Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by the Buyer; it being understood and agreed that the waiver by the Buyer of any such conditions shall not affect the obligations of the Seller and the Shareholder under Section 10.2 hereof):

               (a) The Seller shall have performed and complied in all material respects with each obligation and covenant required by this Agreement to be performed or to be complied with by it on or prior to the Closing Date.

               (b) The representations and warranties of the Seller and Shareholder contained herein or in any Schedule attached hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time.

               (c) The Seller shall have delivered to the Buyer the Bill of Sale executed by the Seller and such other good and sufficient instruments and documents of conveyance and transfer executed by the Seller as shall be necessary and effective to transfer and assign to, and vest in, the Buyer all of the Seller's right, title and interest in and to the Assets.

               (d) The Seller shall have delivered to the Buyer an Assignment and Assumption Agreement for each of the Packaging
Facility Lease and the Dock Facility Lease executed by the Seller.

               (e)  The Buyer shall have received written
evidence, in form and substance satisfactory to it, that all consents, waivers, authorizations and approvals of, or filing with or notices to, governmental entities and third parties (including, if necessary, any party to an Assumed Liability) required in order that the transactions contemplated hereby be consummated have been obtained or made.

               (f) Buyer shall have been provided with certified copies of resolutions of the Boards of Directors of Seller and Shareholder and of the shareholder of Seller, authorizing this Agreement and its consummation.

               (g) There shall not have occurred since December 31, 1995 any material damage or loss by theft, casualty or otherwise, whether or not insured against by the Seller, of all or any material portion of the Assets, or any material adverse change in or interference with the Business or the properties, assets, condition (financial or otherwise) or prospects of the Seller.

               (h) Each of the Seller and the Shareholder shall have executed and delivered a ten (10) year non-competition agreement with the Buyer and Parent, in substantially the form attached hereto as Exhibit D.

               (i) No action, suit or proceeding by any person shall have been commenced and still be pending, no investigations by any governmental or regulatory authority shall have been commenced and still be pending, and no action, suit or proceeding by any person shall have been threatened against the Seller or the Shareholder, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions.

               (j) The Seller and the Shareholder shall have delivered to the Buyer a certificate dated the Closing Date signed by the President of the Seller and the Shareholder as to the satisfaction of the conditions contained in Sections 8.2(a), 8.2(b) and 8.2(g) hereof, and all such other certificates and documents as the Buyer or its counsel shall have reasonably requested.

               (k) Seller shall have provided Buyer with a Phase I Environmental Site Assessment (acceptable to Buyer) as to the entire leased real property. Seller has agreed to address those issues raised in the Phase I report as are more fully set forth in Exhibit E attached hereto.

               (l)  Seller shall deliver an environmental
certificate to Buyer in the form attached as Schedule 8(l).

               (m) Buyer shall have received an agreement from Seller and Shareholder to pay for the removal of all underground storage tanks on the leased property, when and as requested by Buyer, not later than two (2) years subsequent to closing.

               (n) Seller and Shareholder shall have delivered to Buyer an agreement to pay for any remediation of the leased real property related to the removal of the underground storage tanks and remediation as required by law related to Seller's activities on the leased property prior to Closing. Such remediation is to be performed in accordance with all applicable requirements of the EPA and the State of Alabama. Such obligation shall expire two (2) years after the Closing Date, if not requested by Buyer prior to such date.

               (o) Buyer shall have agreements in principle satisfactory to Buyer with the key employees of Seller listed on
Schedule 8.2(q) hereto to continue to be employed by Buyer subsequent to the Closing Date.

               (p) Buyer and Seller shall have agreed upon the allocation of the Purchase Price.

               (q) Buyer shall have received an opinion from counsel to Seller as to corporate matters in form and substance satisfactory to Buyer's counsel.


     9.   TERMINATION, AMENDMENT AND WAIVER.

          9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) by mutual written consent of Buyer and Seller properly authorized, to the extent applicable, by their respective Boards of Directors;

               (b)  by any party hereto, except as modified
herein, (i) if the Closing shall not have occurred on the Closing Date (as extended to February 29, at the latest); or (ii) if it has become impossible for any material condition specified in this Agreement to be satisfied and such condition has not been waived by the party having the power to waive such condition within ten (10) days after a written request for such waiver was made;

               (c)  by Buyer, if there shall have been any
default by Seller or the Shareholder of any obligation of Seller or the Shareholder hereunder and such default shall not have been remedied within ten (10) days after receipt by Seller of notice in writing from Buyer specifying the nature of such default and requesting that it be remedied; or

               (d)  by Seller, if there shall have been any
default by Buyer or Parent, of any obligation of Buyer or Parent hereunder and such default shall not have been remedied within ten (10) days after receipt by Buyer of notice in writing from Seller specifying the nature of such default and requesting that it be remedied.

          9.2  Effect of Termination.  In the event of
termination of this Agreement by either Buyer or Seller as provided in Section 9.1 above, this Agreement shall forthwith become void, and shall no force or effect, except that each party shall retain its right with respect to any breach of the Agreement by the other party, in each case arising, accruing or related to actions occurring prior to termination. If this Agreement is terminated as a result of Buyer's default, then the Seller shall be entitled to receive the Earnest Money Deposit paid by Buyer hereunder and shall be entitled to pursue any other damages or remedies available at law or in equity. If this Agreement is terminated due to Seller's or Shareholder's default, the Earnest Money Deposit shall promptly be refunded to Buyer upon demand, and the Buyer may pursue any other damages or remedies available at law or in equity.


     10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION.

          10.1 Survival. All statements contained in any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be considered representations and warranties by that party with the same force and effect as if contained in this Agreement. All representations, warranties, covenants and agreements by any party contained in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date. None of the parties shall have any liability for misrepresentation or breach of warranty except to the extent that notice of a claim (specifying the nature of such claim in reasonable detail) is asserted in writing and delivered to that party prior to two (2) years from the Closing Date.

          10.2 Indemnification.

               (a)  Shareholder and the Seller, jointly and
severally, shall indemnify and hold harmless the Parent and the Buyer against all loss, liability, damage or expense (including reasonable attorney's fees (including appeals) and expenses of counsel in any matter, whether involving a third party or between the indemnified and indemnified parties), net of any applicable insurance proceeds ("Losses") the Parent and/or Buyer shall suffer, sustain or become subject to as a result of (i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of the Seller or the Shareholder contained in this Agreement, or a claim by a third party, which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, (ii) any claim by any taxing authority for any federal, state, county, local and other taxes of the Seller, including all taxes attributable to the Business and the operations of the Seller prior to the Closing Date and to the consummation of the transactions contemplated hereby, or (iii) Seller's failure to satisfy any and all liabilities not assumed by Buyer pursuant to this Agreement, including, without limitation, any claim by any person with respect to obligations or liabilities of the Seller arising out of or relating to any Employee Plan. The merger, consolidation, liquidation, dissolution or winding up of, or any similar transaction with respect to, the Seller shall not affect in any manner the obligations of the Seller and Shareholder pursuant to this
Section 10.2(a) or any other term or provision of this Agreement, and the Seller and Shareholder covenant and agree to make adequate provision for its liabilities and obligations hereunder in the event of any such transaction.

               (b)  Buyer shall indemnify and hold harmless
Seller against all Losses that Seller may suffer, sustain, or become subject to as a result of (i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of Buyer contained in this Agreement or a claim by a third party which, without regard to the merits of the claim, would constitute a breach or misrepresentation, (ii) any failure by the Buyer after the Closing Date to pay, perform or discharge when due any of the Assumed Liabilities, or (iii) Buyer's conduct of the Business subsequent to the Closing.

               (c)  Shareholder hereby agrees to indemnify,
defend, save, and keep Buyer and Parent and their respective officers, employees, partners, successors, and assigns harmless from any and all liabilities, obligations, charges, losses, damages, penalties, claims, actions, and expenses, including without limitation, engineer's and professional fees, soil, water and groundwater tests and chemical analysis, court costs, legal fees and expenses through all trial, appellate, and administrative levels, imposed upon or incurred by or asserted against Buyer or Parent in any way relating to, or arising out of, or in connection with, Seller's use, handling, storage, transportation, or disposal, prior to Buyer's acquisition of Seller, of any substance listed in any federal, state, or local environmental regulations, including but not limited to the following: regarding federal statutes, the Comprehensive Environmental Response Compensation Liability Act, the Emergency Planning and Community Right to Know Act, the Hazardous Materials Transportation Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Resource Conservation and Recovery Act; and all Alabama laws. The foregoing indemnification shall survive Closing and any assignment of this Agreement for a period of four (4) years from the Closing Date.

          10.3 Conditions of Indemnification for Third Party Claims. The obligations and liabilities of the parties under this Section with respect to, relating to, caused (in whole or in part) by or arising out of claims of third parties (individually, a "Third Party Claim" and collectively, "Third Party Claims") shall be subject to the following conditions:

               (a)  The party entitled to be indemnified
hereunder (the "Indemnified Party") shall give the party obligated to provide the indemnity (the "Indemnifying Party") prompt notice of any Third Party Claim (the "Claim Notice"), and in any event within twenty (20) days or such shorter period as may be necessary to avoid a default thereof after the Indemnified Party has actual knowledge of such Third Party Claim; provided that the failure to give such Claim Notice shall not affect the liability of the Indemnifying Party under this Agreement unless the failure materially and adversely affects the ability of the Indemnifying Party to defend the Third Party Claim. If the Indemnifying Party promptly acknowledges in writing its obligation to indemnify in accordance with the terms and subject to the limitations of such party's obligation to indemnify contained in this Agreement with respect to that claim, the Indemnifying Party shall have a reasonable time to assume the defense of the Third Party Claim at its expense and with counsel of its choosing, which counsel shall be reasonably satisfactory to the Indemnified Party. Any Claim Notice shall identify, to the extent known to the Indemnified Party, the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the estimated amount of the Third Party Claim (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession.

               (b)  If the Indemnifying Party, within a
reasonable time after receipt of such Claim Notice, fails to assume the defense in accordance with Section 10.3(a), the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Third Party Claim, at the expense and for the account and risk of the Indemnifying Party.

               (c) Anything in this Section 10.3 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim; (ii) if such Third Party Claim involves an issue or matter which the Indemnified Party believes could have a materially adverse effect on the Indemnified Party's business, operations, assets, properties or prospects of its business, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand, and the reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Indemnifying Party hereunder; and (iii) the Indemnified Party shall have the right to employ its own counsel to defend any claim at the Indemnifying Party's expense if (x) the employment of such counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (y) counsel selected by the Indemnifying Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action.

               (d)  In the event that the Indemnified Party
should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days of the Indemnifying Party's receipt of such notice that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          10.4 Limitations.  Except as otherwise provided in
Section 10.2(a)(i) and Section 10.2(b)(i), any claim under this
Section 10 must be asserted within four (4) years after the Closing Date, and it is understood and agreed that any such claim may be validly asserted by Buyer, Parent, Seller or Shareholder during that period if a claim has been asserted or threatened during that period which could result in a loss, liability, damage, cost or expense for which the Indemnifying Party would be liable pursuant to this Section 10, even though such loss, liability, damage, cost or expense had not actually occurred within four (4) years after the Closing Date.


     11.  POST-CLOSING MATTERS.

          11.1 Further Assurances. The Seller and Shareholder covenant and agree with the Parent and the Buyer, upon the Buyer's request, to take, in the Seller's name, any and all steps and to do any and all things which may be or become reasonably necessary, proper, convenient or desirable to enable the Buyer to reduce to possession, collect, enforce, own and enjoy any and all rights and benefits in, to, with respect to, or in connection with, the Assets, and each and every part and portion thereof. The Seller and Shareholder also covenant and agree with the Parent, the Buyer, their respective successors and assigns, that the Seller and Shareholder will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be reasonably necessary to carry out and effectuate the transactions contemplated under this Agreement.

          11.2 Payment of Liabilities; Discharge of Liens. The Seller shall satisfy and discharge as the same shall become due, all of its liabilities, obligations, debts and commitments related to the Business and the Assets and arising prior to the Closing Date, and which have not specifically assumed by the Buyer as Assumed Liabilities in accordance with this Agreement.

          11.3 Conveyance Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets or the Business to Buyer. In addition, Seller will execute such documents and instruments as Buyer may request from time to time to evidence transfer of the Assets to Buyer, including any necessary assignments of financing statements.


     12.  RISK OF LOSS.

          Prior to the Closing Date, the risk of loss of damage to, or destruction of, all of the Seller's property and assets, including, without limitation, the Assets, shall remain with the Seller.


     13.  PARENT GUARANTY.

          The Parent hereby represents that it has cash or immediately available funds to pay the cash portion of the Purchase Price and guarantees to the Seller and the Shareholder the prompt performance when due of each obligation of the Buyer hereunder.


     14.  MISCELLANEOUS.

          14.1 Entire Agreement. This Agreement, and the Exhibits and Schedules to this Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter.

          14.2 Amendment. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

          14.3 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          14.4 Waivers and Remedies. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

          14.5 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

          14.6 Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          14.7 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

          14.8 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

          If to the Buyer          Ocean Bio-Chem, Inc.
          or the Parent:           4041 SW 47th Avenue
                              Fort Lauderdale, Florida 33314
                              Attn:  Peter Dornau

          With a copy to:          Berger & Davis, P.A.
                              100 N.E. Third Avenue Suite 400
                              Fort Lauderdale, Florida 33301
                              Attn: Laz L. Schneider, Esq.

          If to the Seller         Kinark Corporation
          or the Shareholder:      7060 South Yale Avenue
                              Tulsa, Oklahoma  74136
                              Attn:  Mr. Paul R. Chastain
                              Fax No.:  (918) 494-3999

          With a copy to:          Nelson, Mullins, Riley
                              & Scarborough, L.L.P.
                              400 Colony Square, Suite 2200
                              1201 Peachtree Street, N.E.
                              Atlanta, Georgia 30361
                              Attn:  Paul A. Quiros, Esq.
                              Fax No.:  (404) 817-6050


or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

          14.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder except with the express written consent of the other parties hereto; provided, that the Buyer may assign its right hereunder to any subsidiary or affiliate of the Buyer without the consent of the other parties hereto.

          14.10 Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the internal laws of the State of Alabama.

          14.11 Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          14.12 Confidentiality. Except to the extent required for any party to obtain any approvals or consents required pursuant to the terms hereof, no party hereto shall divulge the existence of the terms of this Agreement or the transactions contemplated hereby without the prior written approval of all of the parties hereto, except and as to the extent (i) obligated by law or (ii) necessary for such party to defend or prosecute any litigation in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                             OCEAN BIO-CHEM, INC.


                             By: /s/ JULIO DE LEON

                             Name:   JULIO DE LEON

                             Title:  Vice President Finance


                             KINBRIGHT, INC.

                             By: /s/ JULIO DE LEON

                             Name:   JULIO DE LEON

                             Title:  Vice President Finance


                             KINPAK, INC.

                             By: /s/ PAUL R. CHASTAIN

                             Name:   PAUL R. CHASTAIN

                             Title:  President


                             KINARK CORPORATION

                             By: /s/ PAUL R. CHASTAIN

                             Name:   PAUL R. CHASTAIN

                             Title:  Vice President

                             LIST OF EXHIBITS

Exhibit A Bill of Sale

Exhibit B Assignment and Assumption Agreement (Packaging Facility
Lease)

Exhibit C Assignment and Assumption Agreement (Docking Facility
Lease)

Exhibit D Non-Competition  Agreement

Exhibit E Environmental Remediation Matters

                             LIST OF SCHEDULES


Schedule 1.1           Personal Property Assets

Schedule 2.3           Assumed Liabilities

Schedule 2.5           Purchase Price Allocation (agreed upon
prior to Closing)

Schedule 4.3           Third Party Consents

Schedule 4.4(a)        Permitted Liens

Schedule 4.7(a)        Scheduled Contracts

Schedule 4.11          Warranties

Schedule 4.12          Trademarks, Patents

Schedule 4.13 List of Key Employees of Seller with brief summary of titles, duties, terms of employment and compensation arrangements.

Schedule 4.14          Accounts Payable (delivered at Closing)

Schedule 8.2(l)        Environmental Certification

Schedule 8.2(q)        Key Employees of Seller